UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2005, Nanogen, Inc. (“Nanogen”) entered into a Placement Agency Agreement with Seven Hills Partners LLC and Stonegate Securities, Inc. relating to the sale in a registered direct offering of up to 6,802,721 units at $2.94 per unit, with each unit consisting of (i) one share of common stock of Nanogen and (ii) one warrant to purchase 0.15 shares common stock of Nanogen. The warrants will have a five year term and an exercise price of $4.00 per share.

Pursuant to the Placement Agency Agreement, Seven Hills Partners LLC agreed to act as Nanogen’s lead placement agent in connection with the issuance and sale of Nanogen’s common stock and warrants to purchase Nanogen’s common stock, on a best efforts basis.

Nanogen will file a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its previously filed “shelf” Registration Statement on Form S-3 (No. 333-125975), which was declared effective by the Commission as of June 28, 2005.

The foregoing description of the Placement Agency Agreement is qualified in its entirety by reference to the Placement Agency Agreement attached hereto as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2005, Nanogen issued a press release announcing that it will sell 6,802,721 shares of its common stock to institutional investors at a price of $2.94 per share, plus warrants to purchase 1,020,408 shares of common stock exercisable at $4.00 per share for five years, pursuant to its “shelf” Registration Statement on Form S-3 (No. 333-125975) which was declared effective by the Commission as of June 28, 2005. Nanogen will receive approximately $18.9 million from the sale, after deducting fees and expenses. Seven Hills Partners LLC acted as the lead placement agent and Stonegate Securities, Inc. acted as the co-placement agent to Nanogen for the offering. A copy of the press release dated September 28, 2005 is furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events.

Nanogen is filing the risk factors attached as Exhibit 99.2 to this report for the purpose of updating Nanogen’s description of its risk factors. Exhibit 99.2 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following documents are filed as exhibits to this report:

4.1	Form of Warrant

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Placement Agency Agreement

99.1	Press Release of Nanogen, Inc., dated September 28, 2005.

99.2	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date:	September 28, 2005	By:	/s/ Robert Saltmarsh
		Name:	Robert Saltmarsh
		Title:	Chief Financial Officer